UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 22, 2014

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Highway 190

Covington, Louisiana 70433

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 577-2438

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2014, Ron Ulfers, Jr., a director of the Company, informed the Company of his intention to resign from the Board of Directors of the Company, effective immediately, as a result of him no longer being able to devote the level of commitment necessary to carry out his duties as a director of the Company.  Mr. Ulfers, Jr. did not make this decision as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors of the Company (the “Board”) will continue to search for suitable candidates, including independent directors, to be appointed on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: August 28, 2014	By:	/s/ Dr. Robert Thomson
Dr. Robert Thomson Interim Chief Executive Officer, Acting Chief Financial Officer and Chairman